News From...	#2900, 330 –5th Avenue, S.W. Calgary, Alberta, Canada T2P 0L4 Tel: [403] 264 9888 Fax: [403] 264-9898 E-mail: trglobe@trans-globe.com Website: http://www.trans-globe.com

TRANSGLOBE ENERGY CORPORATION ANNOUNCES
FILING OF ITS 2003 YEAR END DISCLOSURE DOCUMENTS

TSX: "TGL" & AMEX: "TGA"

Calgary, Alberta, Wednesday, May 19, 2004 - TransGlobe Energy Corporation ("TransGlobe" or the "Company") today filed its Initial Annual Information Form, which includes TransGlobe's reserves data and other oil and gas information for the period ended December 31, 2003 as required by National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities of the Canadian Securities Administrators. As TransGlobe intends to rely on the Initial Annual Information Form for the purposes of National Instrument 44-101 – Short Form Prospectus Distributions, it is required to be reviewed by Canadian securities regulatory authorities of one or more jurisdictions and, accordingly, the information contained therein may be subject to change.

Copies of TransGlobe's disclosure documents may be obtained at www.sedar.com.

TransGlobe Energy Corporation, headquartered in Calgary, Alberta, is an international explorer and producer of oil and gas. The Company has oil and gas production in Canada and in two projects in the Republic of Yemen. TransGlobe expects to continue production growth both in Canada and Yemen through an aggressive drilling and development program for the balance of 2004 and 2005. More information about TransGlobe and its projects can be found at www.trans-globe.com.

This release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the US Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical facts that address future production, reserve potential, exploration drilling, exploitation activities and events or developments that the Company expects, are forward-looking statements. Although TransGlobe believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include oil and gas prices, exploitation and exploration successes, continued availability of capital and financing, and general economic, market or business conditions.

TRANSGLOBE ENERGY CORPORATION	For further information, please contact:

Ross G. Clarkson, President & C.E.O.
s/s Ross Clarkson	- or -
Lloyd W. Herrick, Vice President & C.O.O.

Ross G. Clarkson,	Executive Offices:
President & C.E.O.	#2900, 330 –5th Avenue, S.W.,
Calgary, AB T2P 0L4

Tel: (403) 264-9888 Fax: (403) 264-9898
Website: http://www.trans-globe.com
E-mail: trglobe@trans-globe.com